For Immediate Release

Investor Contacts:	Nate Wallace Manugistics Group, Inc. Investor Relations 301-255-5059	Press Contacts:	Kristine Gager Edelman Public Relations 202-326-1747

Manugistics Announces Preliminary First Quarter Results

Rockville, MD – June 1, 2004– Manugistics Group, Inc. (NASDAQ: MANU), a leading global provider of demand and supply chain management solutions, today reported preliminary results for its fiscal 2005 first quarter ended May 31, 2004. Manugistics expects to report total revenue of $51.0 million to $52.0 million, including software revenue of $10.5 million to $11.0 million for the first quarter of fiscal 2005, compared to total revenue of $65.6 million and software revenue of $19.9 million in the first quarter of fiscal 2004. The Company expects to report services and reimbursed expenses revenue of $19.0 to $19.5 million for the first quarter of fiscal 2005, which is higher than previously anticipated, compared to services and reimbursed expenses revenue of $24.2 million for the first quarter of fiscal 2004. The Company expects to report support revenue of approximately $21.5 million for the first quarter of fiscal 2005, which is in line with prior expectations, compared to support revenue of $21.5 million reported for the first quarter of fiscal 2004. Based on these estimated revenues, the Company expects to report GAAP net loss of $7.0 million to $8.0 million and GAAP net loss per share of $.09 to $0.10 when it reports final results for the first quarter of fiscal 2005, compared to GAAP net loss of $18.5 million and GAAP net loss per share of $0.26 for the first quarter of fiscal 2004.

The Company expects to report cash, cash equivalents, marketable securities and long-term investments of $146 million to $150 million at May 31, 2004, compared to $155.3 million at February 29, 2004. The decrease of $5 million to $9 million in cash, cash equivalents, marketable securities and long-term investments includes our $4.4 million semi-annual coupon payment on our $175.5 million of convertible debt.

The Company expects adjusted net loss per share of $.06 to $.07 for the quarter ended May 31, 2004, compared to adjusted net loss per share of $.04 for the quarter ended May 31, 2003. The Company had approximately 82 million weighted average shares outstanding for the quarter ended May 31, 2004.

On June 24, 2004, the Company will release detailed financial performance for its fiscal 2005 first quarter.

Although all of the reasons for the shortfall in software revenue are still being analyzed and have not yet been determined, the Company believes that a significant cause of the shortfall was delayed decisions to purchase software occurring unexpectedly at the end of the quarter and, to management’s knowledge, does not appear to have resulted from losses to competition. The Company is in the process of determining steps that need to be taken to improve performance, depending on all of the reasons for the shortfall.

Business Metrics – Quarter Ended May 31, 2004
•	The Company closed 13 significant software license transactions - software license transactions of $100,000 or greater.
•	The average selling price for significant software transactions was approximately $700,000.
•	84 percent of software revenue came from new clients.
•	17 percent of software revenue came from international sales.
•	The Company closed 1 software license transaction of $1 million or greater.
•	Employee headcount was 868 as of May 31, 2004.

Expected adjusted net loss per share referred to in this press release is a non-GAAP measure and excludes expenses of approximately $2.9 million or $0.03 per share for the first quarter of fiscal 2005, consisting of approximately $3.5 million of amortization of acquired technology, $1.7 million of amortization of intangibles and $0.1 million of non-cash stock compensation charges offset by a restructuring and lease abandonment benefit of $2.4 million. Adjusted net loss per share for the first quarter of fiscal 2004 excludes expenses of $15.4 million or $0.22 per share, consisting of $3.6 million of amortization of acquired technology, $1.0 million amortization of intangibles, restructuring and lease abandonment charges of $10.1 million and $0.7 million of non-cash stock compensation charges. For further information, please refer to the section of the press release titled “Reasons for Presentation of Non-GAAP Financial Measures.”

Reasons for Presentation of Non-GAAP Financial Measures
The non-GAAP financial measures presented in the text of this press release (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better aligns with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which includes or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets and non-cash stock option compensation charges.

June 24, 2004 Conference Call Information: Manugistics has scheduled a simultaneous conference call and audio Web-cast for Thursday, June 24th at 5:00 PM Eastern Daylight Time (EDT) to discuss the company’s financial performance for its first quarter of fiscal 2005 in more detail. Interested parties may listen to the Web-cast by going to http://www.manugistics.com/ir/.

About Manugistics Group, Inc.
Manugistics is a leading global provider of demand and supply chain management solutions. Today, more than 1,200 clients trust Manugistics to help them drive profitable growth, unlock the value of their existing IT investments and ensure the security and integrity of their global supply chains. Its clients include industry leaders such as AT&T, BMW, Boeing, Brown & Williamson, Cingular, Circuit City, Coca-Cola Bottling, Continental Airlines, Diageo, DuPont, Fairchild Semiconductor, Harley-Davidson, John Deere, McCormick, Nestle, Nissan, RadioShack and Unilever. For more information, go to www.manugistics.com.

Forward-Looking Statements
This announcement contains forward-looking statements and estimates including without limitation our disclosure of preliminary operating results and financial condition for our first quarter of fiscal 2005, including total revenue, software revenue, services and reimbursed expenses revenue, support revenue, operating loss, net loss per share and cash, cash equivalents, marketable securities and long-term investments, as well as the possibility that we may close customer deals that we believe slipped from the first quarter of 2005 to future quarters. The forward-looking statements and estimates involve risks and uncertainties that include, among others: that our preliminary first quarter of 2005 operating results may change once we complete our quarterly accounting; whether we will be able to close customer deals that we believe slipped from our first quarter of 2005, particularly large complex deals of $1 million or more; and our ability to identify and remedy the reasons for our shortfall in anticipated revenue. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “determine,” “examine,” “estimate,” “expect,” “improve,” “intend,” “need,” “plans” or “will.” More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 29, 2004. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, the Manugistics logo, and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

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